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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           DATE OF REPORT -MAY 8, 2002

                                       ZAP
                             (Formerly ZAPWORLD.COM)
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             (Exact name of Registrant as specified in its charter)



         CALIFORNIA                   0-303000                   94-3210624
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(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)            Identification No.)


                                117 MORRIS STREET
                              SEBASTOPOL, CA, 95472
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                    (Address of principal executive offices)



                                 (707) 824-4150
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               Registrant's telephone number, including area code



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
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On April 24, 2002, ZAP (the "Company") dismissed Grant Thornton, LLP as the
Company's independent auditors and appointed Odenberg Ullakko Munanishi & Co. LLP as the Company's independent auditors for the fiscal year ended December 31, 2002. The change was the result of the Company's desire to engage a smaller and more personalized accounting firm. The change in independent auditors was approved by the Board of Directors of ZAP. The independent auditor's report of Grant Thornton LLP for the fiscal years ended December 31, 2000 and 2001,dated March 15, 2002 , contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, but such report contained an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note B to the consolidated financial statements. During the fiscal years ended 2000 and 2001 and through the date of change, there were no disagreements between the Company and Grant Thornton ,LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
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(C) Exhibits.

16.1 Letter from Grant Thornton, LLP regarding its concurrence or disagreement with the statements made in this report.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 8, 2002

ZAP

BY:

/s/ Gary Starr
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Gary Starr, Director/ Chief Executive Officer


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Exhibit
 Index                             Description
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 16.1   Letter from Grant Thornton, LLP former independent auditors, regarding its concurrence or disagreement with the statements made in this report.